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                                                                    Exhibit 99.1



                          INTERACTIVE DATA CORPORATION


Compensation Plan for Non-Employee Directors(1)

Adoption Date                   February 16, 2006

Eligibility                     All Directors other than Directors who are
                                employees of Interactive Data Corporation,
                                Pearson, plc or any other significant
                                shareholder, or any subsidiary thereof.

Shareholder Approval of Plan    Not required.

                                           Cash Component of Plan

Annual Retainer                 $30,000 per year.

Service on Audit Committee      $20,000 per chairman per year. $7,500 for
                                non-chairman membership.

                                If in any given calendar year, the audit committee meets in person or telephonically more than 5 times, beginning with the 6th meeting, all participants will receive a fee of $1,500 per meeting.

Service on Compensation         $10,000 per chairman per year. $5,000 for
Committee                        non-chairman membership.

                                If in any given calendar year, the compensation committee meets in person or telephonically more than 5 times, beginning with the 6th meeting, all participants will receive a fee of $1,000 per meeting.


Service on Nominating and       $5,000 per chairman per year. $3,000 for
Corporate Governance and        non-chairman membership.
Independent

Committees Committee Per        There will be no per meeting fee for committee
Meeting Fees                    meetings, except as noted above for the
                                Compensation and Audit Committees.

Board Per Meeting Fees          $2,000 per meeting for in person or telephonic
                                meetings lasting more than 1 hour.


Meeting Expenses                Reimbursement for all normal travel expenses to
                                attend meeting (reimbursement is made on an "as submitted" basis).

Timing of Payments              Quarterly in arrears, except as noted.












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(1) This Plan amends and restates in its entirety the Compensation Plan for
Non-Employee Directors adopted on February 16, 2005.

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                                         Option Component of Plan

Grant of Options Annual Grant   An option to acquire 6,250 shares of stock as of
                                the first day following the first regularly scheduled Board of Directors meeting of the calendar year.

Vesting of Options              Fully vested at grant.

Exercise Price of Options       Fair market value on date of grant.

Terms of Options                10 years.

Effect of Ceasing to be a       Vested options must be exercised by the Director
Director                        or his beneficiary within one year of the date
                                the Director ceases to be a Director for any reason.

Taxation of Options             Non-employee Directors pay ordinary income tax
                                (and SECA tax) at time of exercise on spread between exercise price and fair market value on date of exercise; Interactive Data Corporation gets a corresponding tax deduction at that time.

                                               RSU Component of Plan

RSU Award Description           A restricted stock unit award ("RSU") represents
                                the right to receive shares of the Company's common stock on the third anniversary of grant date. RSUs are payable only in stock.

Grant of RSUs                   2,100 RSUs as of the first day following the
                                first regularly scheduled Board of Directors meeting of the calendar year.

Vesting of RSUs                 100% on third anniversary of grant date, so long
                                as such individual is a director as of such date.

Acceleration of Vesting         (i) a pro rata percentage of the units (based on
                                completed months of service) on the date of director's death.

                                (ii) 100% immediately upon termination of service as a director for any reason other than for "Cause". Cause is defined as:

                                   -    The director materially breaches a
                                        written agreement with the Company;

                                   -    The director is convicted of fraud,
                                        theft, criminal dishonesty or felony;

                                   - The director engages in illegal conduct, gross misconduct or acts involving moral turpitude that are material and demonstrably injurious to the Company; or

                                   -    The director breaches any fiduciary duty
                                         owed to the Company.





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                                (iii) so long as such individual is then a
                                director, 100% immediately upon a Change in Control if, in connection with the Change in Control, shares of the Company's common stock will no longer be listed on a recognized national securities exchange. Change in Control is defined in Section 3 of the Restricted Stock Unit Award Agreement (Non-Employee Director Grant).

Dividend Equivalents            Prior to settlement, RSUs will accrue the right
                                to receive additional units (not cash dividends) equal in value to the amount of any dividends declared on the underlying stock, rounded down to the nearest whole share.

Payout Stock underlying the RSU will be paid out upon vesting

Taxation of RSUs                Non-employee Directors will have ordinary
                                compensation income (and SECA tax) in an amount equal to the fair market value of stock determined at the time of vesting. Interactive
                                Data Corporation gets a corresponding tax deduction at that time.


                                   Terms Applicable to Both Options and RSUs

Restrictions on Transfer        Options or RSUs may not be transferred (except
                                upon death).

Registration                    Options or RSUs will be granted under the 2000
                                Long Term Incentive Plan, the shares of each of which are registered on Form S-8.

Application of Insider          Insider trading restrictions and short-swing
Trading Rules                   profit rules of the Securities Exchange Act of
                                1934 apply as well as Rule 144 limitations of the Securities Act of 1933. The making of deferral elections with respect to RSUs, and transactions involving the acquisition or disposition of stock in connection with an option or RSU award, may be limited by these rules as reflected in Interactive Data
                                Corporation's Insider Trading Policy.







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